As filed with the Securities and Exchange Commission on August 28, 1997

                                        File No.  333-
                                                       ---------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         52-0845861
(State or other jurisdiction            (I.R.S. Employer
     of incorporation or               Identification No.)
       organization)

               999 WATERSIDE DRIVE, SUITE 900, NORFOLK, VA 23510
          (Address of principal executive office, including zip code)


                             SMITHFIELD FOODS, INC.
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                            Aaron D. Trub, Secretary
                      Michael H. Cole, Assistant Secretary
                             SMITHFIELD FOODS, INC.
                999 Waterside Drive, Suite 900, Norfolk, VA 23510
                     (Name and address of agent for service)

                                 (757) 365-3000
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------

                                    Proposed   Proposed
                                    Maximum    Maximum
Title of Each Class of  Amount to   Offering   Aggregate     Amount of
Securities to be        be          Price      Offering      Registration
Registered              Registered  Per Share  Price         Fee
                        (1)                    (2)           (3)
----------------------  ----------  ---------  ------------  -------------

Common Stock, par
  value $0.50 per
  share . . . . . . .   1,250,000   $50.50     $63,125,000   $19,128.79
                        shares

Rights to Purchase
  Series A Junior
  Participating
  Preferred Stock,
  par value $1.00
  per share . . . . .   1,250,000
                        rights(4)

--------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 22, 1997, which was $50 1/2.

(4) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and trade with shares of Common Stock of the Registrant. Value attributed to such Rights, if any, is reflected in the market price of the shares of Common Stock. Accordingly, no separate fee is paid.

                          INTRODUCTION

This Registration Statement on Form S-8 is filed by Smithfield Foods, Inc., a Delaware corporation (the "Corporation" or the Registrant"), relating to 1,250,000 shares of its common stock, par value $0.50 per share (the "Common Stock") issuable to eligible employees of the Corporation under the Smithfield Foods, Inc. 1992 Stock Incentive Plan (the "Plan").


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information
--------------------------

Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


Item 2.   Registrant Information and Employee Plan
          Annual Information
--------------------------------------------------

Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
-------------------------------------------------

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 1997;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's Annual Report on Form 10-K referred to in (1) above; and

(3) The description of the Common Stock (including the Rights associated therewith) set forth in Amendment No. 1 amending and restating the Registrant's Registration Statement on Form 8-A, as filed with the Commission pursuant to Section 12 of the Exchange Act on May 23, 1991, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities
-----------------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel
------------------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
---------------------------------------------------

Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Corporation's By-Laws (the "By-Laws") provide that no person shall be liable to the Corporation for loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer of the Corporation, or of any other corporation which he serves as an officer at the request of the Corporation, if such person (a) exercised and used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe. The liabilities of directors of the Corporation for actions taken or omitted to be taken by them in their capacity as such shall be governed by the relevant provisions of the Charter, and to the extent consistent therewith, by the By-Laws. The By-Laws also provide that the foregoing is not exclusive of other rights and defenses to which such person may be entitled as a matter of law.

The By-Laws also provide that the Corporation shall indemnify, and shall make advance payment of litigation expenses to, in each case to the fullest extent permitted by law, any person made, or threatened to be made, a party to any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that he, his testator, or intestate is or was a director, officer or employee of the corporation.


Item 7.  Exemption from Registration Claimed
--------------------------------------------

          Not applicable.


Item 8.   Exhibits
------------------

Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

    4.1 Composite Certificate of Incorporation of the Corpora-tion, as amended to date (incorporated by reference to Exhibit 3.1 to the Corporation's Form 10-K Annual Report for the fiscal year ended April 28, 1991).

    4.2 Form of Certificate representing the Corporation's Common Stock, par value $0.50 per share (including Rights legend) (incorporated by reference to Exhibit 4.2 to the Corporation's Form 10-K Annual Report for the fiscal year ended April 28, 1991).

    4.3 Form of Certificate representing Rights (incorporated by reference to Exhibit 4 to the Corporation's Amendment No. 1 to Registration Statement on Form 8-A dated May 23,
                  1991).

    4.4 Rights Agreement dated May 8, 1991, as amended by Amendment No. 1 dated as of January 31, 1994, by and between the Corporation and First Union National Bank of North Carolina, Rights Agent (incorporated by reference to Exhibit 4.5 to the Corporation's Form 10-K Annual Report for the fiscal year ended May 1, 1994).

    4.5           By-Laws of the Corporation, as amended to date
                  (incorporated by reference to Exhibit 3.2 to the Corporation's Form 10-K Annual Report for the fiscal year ended April 28, 1996).

    5 Opinion of Michael H. Cole, Esq., Corporate Counsel of Smithfield Foods, Inc. (filed herewith).

    23.1          Consent of Arthur Andersen LLP (filed herewith).

    23.2 Consent of Michael H. Cole, Esq., Corporate Counsel of Smithfield Foods, Inc. (contained in Exhibit 5).

    24            Powers of attorney (included herein).

    99 Smithfield Foods, Inc. 1992 Stock Incentive Plan (filed herewith).


Item 9.   Undertakings
----------------------

     (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, indi-vidually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                      Provided, however, that paragraphs (a)(1)(i)and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability
                      under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a
                      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on August 28, 1997.

                               SMITHFIELD FOODS, INC.

                               /s/ Aaron D. Trub
                               -------------------------------

                                  By: Aaron D. Trub
                                      Vice President, Secretary
                                       and Treasurer, and
                                       Director


Each person whose signature appears below constitutes and appoints Aaron D. Trub and Michael H. Cole, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                  Date
---------------------------  ---------------------  -------------

/s/Joseph W. Luter, III      Chairman of the       August 28, 1997
-----------------------       Board and Chief
Joseph W. Luter, III          Executive Officer,
                              and Director
                              (Principal Executive
                              Officer)

/s/Lewis R. Little           President and        August 28, 1997
----------------------        Chief Operating
Lewis R. Little               Officer, and
                              Director


/s/Aaron D. Trub             Vice President,      August 28, 1997
----------------------        Secretary and
Aaron D. Trub                 Treasurer, and
                              Director
                             (Principal Financial
                              Officer)


/s/C. Larry Pope             Vice President       August 28, 1997
----------------------       and Controller
C. Larry Pope               (Principal Accounting
                             Officer)


/s/Robert L. Burrus, Jr.     Director             August 28, 1997
-----------------------
Robert L. Burrus, Jr.


/s/F. J. Faison, Jr.         Director             August 28, 1997
-----------------------
F. J. Faison, Jr.


/s/Joel W. Greenberg         Director             August 28, 1997
-----------------------
Joel W. Greenberg


                             Director             August __, 1997
-----------------------
Cecil W. Gwaltney


/s/George E. Hamilton, Jr.   Director             August 28, 1997
-----------------------
George E. Hamilton, Jr.


/s/Richard J. Holland        Director             August 28, 1997
-----------------------
Richard J. Holland


/s/Roger R. Kapella          Director             August 28, 1997
-----------------------
Roger R. Kapella


/s/H. Gordon Maxwell, III    Director             August 28, 1997
-----------------------
H. Gordon Maxwell, III

                             Director             August __, 1997
-----------------------
Wendell H. Murphy


                             Director             August __, 1997
-----------------------
William H. Prestage


/s/Joseph B. Sebring         Director             August 28, 1997
-----------------------
Joseph B. Sebring

                          EXHIBIT INDEX

    5       Opinion of Michael H. Cole, Esq., Corporate
            Counsel of Smithfield Foods, Inc. (filed herewith).

    23.1    Consent of Arthur Andersen LLP (filed herewith).

    23.2    Consent of Michael H. Cole, Esq., Corporate
            Counsel of Smithfield Foods, Inc. (contained in
            Exhibit 5).

    99      Smithfield Foods, Inc. 1992 Stock Incentive
            Plan (filed herewith).